Exhibit 99.2

CEA INDUSTRIES INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

APRIL 30, 2025

	Historical Balances		Pro Forma		Pro Forma
	CEA Industries	Fat Panda	Adjustments	Notes	Combined

ASSETS

Current Assets
Cash and cash equivalents	$8,391,183	$2,148,606	$3,550,282	(a)	$3,047,167
			(11,042,904)	(a)
Accounts receivable, net	27,538	228,507	-		256,045
Related party receivables, net	-	668,301	-		668,301
Contract assets, net	233,274	-	-		233,274
Inventory, net	14,222	3,293,947	-		3,308,169
Prepaid expenses and other	1,551,415	119,012	-		1,670,427
Total Current Assets	10,217,632	6,458,373	(7,492,622)		9,183,383

Property and equipment, net	4,241	322,880	-		327,121
Operating lease right-of-use assets	207,370	1,890,013	-		2,097,383
Long-term deposits and other	14,747	372,330	-		387,077
Intangible assets, net	1,830	-	5,190,310	(e)	4,846,120
			(346,020)	(k)
Goodwill	-	-	2,786,772	(f)	2,786,772
TOTAL ASSETS	$10,445,820	$9,043,596	$138,440		$19,627,856

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued expenses	$557,276	$2,360,921	$240,000	(i)	$577,349
			105,348	(j)
			(2,686,196)	(h)
Contract liabilities	1,752,104	-	-		1,752,104
Current portion of operating lease liabilities	138,622	528,914	-		667,536
Royalty liabilities	-	18,051	-		18,051
Current portion of notes payable, net	-	-	3,550,282	(a)	4,000,000
			449,718	(i)
Total Current Liabilities	2,448,002	2,907,886	1,659,152		7,015,040

Operating lease liabilities, net of current portion	90,303	1,374,639	-		1,464,942
Notes payable, net of current portion	-	-	637,525	(b)	702,049
			64,524	(j)
Convertible notes payable	-	-	746,338	(c)	746,338
TOTAL LIABILITIES	2,538,305	4,282,525	3,107,539		9,928,369

Shareholders’ Equity (Deficit)
Preferred stock	-	-	-		-
Common stock	8	401	-	(d)	8
			(401)	(g)
Additional paid-in capital	49,613,117	-	311,386	(d)	49,924,503
Accumulated deficit	(41,705,610)	-	1,480,586	(l)	(40,225,024)
Owners’ equity	-	4,837,746	(4,837,746)	(g)	-
Accumulated comprehensive loss	-	(77,076)	77,076	(g)	-
TOTAL SHAREHOLDERS’ EQUITY	7,907,515	4,761,071	(2,969,099)		9,699,487

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,445,820	$9,043,596	$138,440		$19,627,856

CEA INDUSTRIES INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

YEAR ENDED

APRIL 30, 2025

	Historical Balances		Pro Forma		Pro Forma
	CEA Industries	Fat Panda	Adjustments	Notes	Combined

Revenues	$3,493,396	$27,991,990	$-		$31,485,386
Cost of revenues	3,517,180	18,012,968	-		21,530,148
Gross Profit	(23,784)	9,979,022	-		9,955,238

Operating Expenses
Advertising and marketing expenses	7,182	622,400	-		629,582
Product development costs	-	248,035	-		248,035
Selling, general and administrative expenses	3,325,936	7,948,470	346,020	(k)	8,934,230
			(2,686,196)	(h)
Total Operating Expenses	3,333,118	8,818,905	(2,340,176)		9,811,847

INCOME (LOSS) FROM OPERATIONS	(3,356,902)	1,160,117	2,340,176		143,391

Other income (expense)
Other income (expense)	23,636	(452,867)	-		(429,231)
Interest expense	(94)	-	(689,718)	(i)	(859,684)
			(169,872)	(j)

Gain (loss) on disposal of property and equipment	(170)	-	-		(170)
Total Other Income (Expense)	23,372	(452,867)	(859,590)		(1,289,085)

NET INCOME (LOSS) BEFORE INCOME TAXES	(3,333,530)	707,250	1,480,586		(1,145,694)
Provision for income taxes	-	(137,321)	-		(137,321)
NET INCOME (LOSS)	(3,333,530)	569,929	1,480,586		(1,283,015)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	-	(919)	-		(919)
NET OTHER COMPREHENSIVE INCOME (LOSS)	(3,333,530)	569,010	1,480,586		(1,283,934)

LOSS PER COMMON SHARE – BASIC AND DILUTED	$(4.16)				$(1.53)

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING – BASIC AND DILUTED	802,281				802,281

The following is a summary of pro forma adjustments reflected in the unaudited pro forma combined financial information based on preliminary estimates, which may change as additional information is obtained:

The adjustments included in the unaudited pro forma condensed combined balance sheet as of April 30, 2025 are as follows:

(a)	Reflects the cash consideration for the acquisition of Fat Panda and the sources of those funds, including $3.6 million in net proceeds raised from a bridge note.

(b)	Reflects the issuance of a promissory note to the sellers of Fat Panda as part of the consideration for the acquisition.

(c)	Reflects the issuance of a convertible promissory note to the sellers of Fat Panda as part of the consideration for the acquisition.

(d)	Reflects the issuance of 39,000 shares of CEA common stock to the sellers of Fat Panda as part of the consideration for the acquisition.

(e)	Reflects the preliminary fair value of marketing-related intangibles acquired in the acquisition of Fat Panda.

(f)	Reflects the preliminary goodwill recognized based on the fair value of net assets acquired in the acquisition of Fat Panda.

(g)	Reflects the elimination of the remaining historical equity accounts of Fat Panda upon acquisition.

(h)	Reflects the elimination of non-recurring transaction costs incurred related to the acquisition of Fat Panda.

(i)	Reflects the debt discount amortization and interest accrual to interest expense on the $4M bridge loan issued to source funds for the acquisition for the year ended April 30, 2025.

(j)	Reflects the debt discount amortization and interest accrual to interest expense on the promissory notes issued to the sellers of Fat Panda for the year ended April 30, 2025.

(k)	Reflects the estimated amortization of preliminary marketing-related intangibles acquired in the acquisition of Fat Panda for the year ended April 30, 2025.

(l)	Reflects the impact to accumulated deficit as a result of proforma adjustments to the statement of operations for the year ended April 30, 2025.